UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: July 18, 2014

(Date of earliest event reported)

HAUPPAUGE DIGITAL INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-13550	11-3227864
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

91 Cabot Court, Hauppauge, New York 11788

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (631) 434-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 17, 2014, our subsidiary, Hauppauge Computer Works Inc. (the “Company”), entered into a strategic Funding and License Agreement (the “Agreement”) with Brooklyn Development Company (“BDC”), an entity affiliated with our Chief Executive Officer, Ken Plotkin.

Under the terms of the Agreement, BDC will fund the external development costs (“Development Costs”) of a product line internally identified as “Brooklyn” (“Brooklyn”).

We will, in turn, license the Brooklyn technology from BDC for the manufacture and sale of products based on the Brooklyn technology. In return we shall pay BDC a royalty of 10% of the total sales revenue from the sale of Brooklyn technology or Brooklyn-based products. At such time when the total royalties paid by the Company to BDC equal the Development Costs, the royalty rate will decrease from 10% to 5%. When such royalties amount to 200% of the Development Costs, BDC shall convey all rights and title in Brooklyn to us, whereupon the Brooklyn license and royalty payments thereon shall cease.

This transaction has been approved by a majority of our disinterested directors in accordance with our Code of Ethics.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAUPPAUGE DIGITAL INC.

Date: July 18, 2014	By:	/s/ Gerald Tucciarone
Gerald Tucciarone
Chief Financial Officer